Exhibit 99.B(m)(4)(A)(ii)

AMENDED SCHEDULE A

SCHEDULE OF SERIES

with respect to the

SHAREHOLDER SERVICE PLAN

for

ING INVESTORS TRUST

Single Class Series

ING American Funds Asset Allocation Portfolio

ING American Funds Bond Portfolio

ING American Funds World Allocation Portfolio

Class
Multiple Class Series	Service	Service 2
ING Artio Foreign Portfolio	X	X
ING BlackRock Inflation Protected Bond Portfolio	X	N/A
ING BlackRock Large Cap Growth Portfolio	X	X
ING BlackRock Large Cap Value Portfolio	X	X
ING Clarion Global Real Estate Portfolio	X	X
ING Clarion Real Estate Portfolio	X	X
ING DFA Global All Equity Portfolio	X	N/A
ING DFA Global Allocation Portfolio	X	N/A
ING FMRSM Diversified Mid Cap Portfolio	X	X
ING Franklin Income Portfolio	X	X
ING Franklin Mutual Shares Portfolio	X	N/A
ING Franklin Templeton Founding Strategy Portfolio	X	N/A
ING Global Resources Portfolio	X	X
ING Goldman Sachs Commodity Strategy Portfolio	X	X
ING Janus Contrarian Portfolio	X	X
ING JPMorgan Emerging Markets Equity Portfolio	X	X
ING JPMorgan Small Cap Core Equity Portfolio	X	X
ING Limited Maturity Bond Portfolio	X	X
ING Liquid Assets Portfolio	X	X
ING Lord Abbett Growth and Income Portfolio	X	X
ING Marsico Growth Portfolio	X	X
ING Marsico International Opportunities Portfolio	X	X
ING MFS Total Return Portfolio	X	X

Class
Multiple Class Series	Service	Service 2
ING MFS Utilities Portfolio	X	X
ING Morgan Stanley Global Franchise Portfolio	X	X
ING Morgan Stanley Global Tactical Asset Allocation Portfolio	X	N/A
ING Oppenheimer Active Allocation Portfolio	X	N/A
ING PIMCO High Yield Portfolio	X	X
ING PIMCO Total Return Bond Portfolio	X	X
ING Pioneer Equity Income Portfolio	X	X
ING Pioneer Fund Portfolio	X	X
ING Pioneer Mid Cap Value Portfolio	X	X
ING T. Rowe Price Capital Appreciation Portfolio	X	X
ING T. Rowe Price Equity Income Portfolio	X	X
ING Templeton Global Growth Portfolio	X	X
ING U.S. Stock Index Portfolio	X	X
ING Van Kampen Growth and Income Portfolio	X	X
ING Wells Fargo Health Care Portfolio	X	X
ING Wells Fargo Omega Growth Portfolio	X	X
ING Wells Fargo Small Cap Disciplined Portfolio	X	X

Plan last amended on the following date: January 31, 2008

Schedule A last amended on the following date: April 30, 2010